UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2024

Context Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40654	86-3738787
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2001 Market Street, Suite 3915, Unit #15
Philadelphia, Pennsylvania 19103
(Address of principal executive offices including zip code)
(267) 225-7416
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	CNTX	The Nasdaq Stock Market
$0.001 par value per share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On December 23, 2024, Context Therapeutics Inc. (the “Company”) sold 14,705,882 shares of its common stock, for aggregate gross proceeds of approximately $15 million. The shares were sold pursuant to a sales agreement with Leerink Partners LLC (the “Agent”) dated December 2, 2024. The Agent has informed the Company that the shares were purchased by MPM BioImpact LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2024	Context Therapeutics Inc.

	By:	/s/ Martin A. Lehr
Name: Martin A. Lehr
Title: Chief Executive Officer